C. Cammack Morton
                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (this "Guaranty") is made as of December 30, 1999 by C. Cammack Morton, an individual resident of the State of North Carolina, ("Guarantor"), in favor of Kpt.com, Inc., a Maryland corporation ("Lender"), its successors and assigns.

         WHEREAS, Lender and Employee Investors, LLC, a North Carolina limited liability company ("Borrower"), are entering into concurrently herewith that certain Promissory Note (herein called, as hereafter modified, supplemented, extended, or renewed and in effect from time to time, the "Note"), a copy of which is attached hereto as Exhibit A, which sets forth the terms and conditions of a loan to Borrower from Lender (the "Loan").

         WHEREAS, a condition precedent to Lender's making the Loan to Borrower is Guarantor's execution and delivery to Lender of this Guaranty.

         NOW, THEREFORE, Guarantor hereby guarantees to Lender the prompt and full payment of the indebtedness and obligations described in the Note (collectively called the "Guaranteed Obligations"), this Guaranty being upon the following terms and conditions:

         Section 1. Guaranty of Payment. Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times hereafter, of all principal, fees, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay.

         The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

         Section 2. Primary Liability of Guarantor. Guarantor shall be liable for the payment of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time in the State of North Carolina.

         In the event of default by Borrower, Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by Lender of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness, all such notices being hereby waived by Guarantor, pay the amount due thereon to Lender, and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness, or to enforce any rights against any security that shall ever have been given to secure such indebtedness, or to join Borrower or any others liable for the payment of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment of the Guaranteed Obligations.

         Suit may be brought or demand may be made against Borrower or against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.

         Section 3. Governing Law; Forum. This Guaranty, and its validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the State of North Carolina and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws.

         Section 4. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

         Section 5. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.


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

         IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty under seal the day and year first above set forth.

                                   GUARANTOR:


                                   --------------------------------
                                   C. Cammack Morton, Individually

                                     (SEAL)



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

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                                               December 29, 1999

         For value received, Employee Investors, LLC, a North Carolina limited liability company (together with its permitted successors and assigns, herein called "Borrower"), promises to pay to the order of kpt.com, Inc., a Maryland corporation (herein, together with its successors and assigns who become holders of this Note, "Lender"), at 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511, Wake County, or at such other place as may be designated by Lender, upon demand, the maximum principal amount, which shall be the product of
 .05 of the appraised fair market value of the equity of kpt.com, Inc. as of December 31, 1999 (all as set forth in the Asset Purchase Agreement between Lender and KPT Properties, L.P. dated December 30, 1999) less fifty thousand and two hundred dollars ($50,200) (or such lesser principal amount as may be outstanding hereunder) (the "Loan Balance").

         Borrower may prepay the Loan Balance in whole or in part at any time, without premium or penalty. Payment shall be made by Borrower in lawful money of the United States of America in immediately available funds for the credit of Borrower on the date that such payment or payments are due.

         Borrower shall pay to Lender no interest, and no payment shall be due until 30 days after the date of the appraisal referred to above, at which time all principal shall be due and payable in full.

         No waiver of any breach, default or failure of condition under the terms of this Note shall be implied from any failure of Lender to take, or any delay by Lender in taking, action with respect to any such breach, default or failure of condition or from any previous waiver of any similar or unrelated breach, default or failure of condition. A waiver of any term of this Note must be made in writing and shall be limited to the express written terms of such waiver.

         Borrower waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses and losses and interest thereon, and late charges and diligence in taking any action to collect any amount owing under this Note.

         This Note shall be construed and enforced in accordance with the laws of the State of North Carolina, the domicile of Lender. Time is of the essence with respect to every provision hereof.


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

                                    BORROWER:

                                    EMPLOYEE INVESTORS, LLC,
                                    a North Carolina limited liability company

                                            By:      ________________________
                                                     C. Cammack Morton,
                                                     Member and Manager


                                    LENDER:

                                    KPT.COM, INC.,
                                    a Maryland corporation

                                            By:      ________________________
                                                     C. Cammack Morton
                                                     President




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